Exhibit 8

PRINCIPAL SUBSIDIARIES

The principal subsidiaries of ING Groep N.V. and their statutory place of incorporation or primary place of business are as follows:

Companies that are part of the banking operations

		Proportion of ownership and interest held by the Bank
		2014	2013
Subsidiary
ING Bank N.V.	The Netherlands	100%	100%
Bank Mendes Gans N.V.	The Netherlands	100%	100%
ING Lease (Nederland) B.V.	The Netherlands	100%	100%
ING Corporate Investments B.V.	The Netherlands	100%	100%
ING Vastgoed Management Holding B.V.	The Netherlands	100%	100%
WestlandUtrecht Bank N.V.	The Netherlands	100%	100%
ING België N.V.	Belgium	100%	100%
ING Luxembourg S.A.	Luxembourg	100%	100%
ING DiBa A.G.	Germany	100%	100%
ING Bank Slaski S.A.	Poland	75%	75%
ING Financial Holdings Corporation	United States of America	100%	100%
ING Vysya Bank Limited	India		43%
ING Direct N.V. (1)	Spain, Italy		100%
ING Bank A.S.	Turkey	100%	100%
ING Bank (Australia) Ltd	Australia	100%	100%
ING Bank (Eurasia) Z.A.O.	Russia	100%	100%

(1)	In 2014, ING Direct N.V. merged with ING Bank N.V.

Companies that are part of the insurance operations

		Proportion of ownership and interest held by the Group
		2014	2013
Subsidiary
NN Group N.V. (1)	The Netherlands	68%	100%
Nationale-Nederlanden Levensverzekering Maatschappij N.V.	The Netherlands	68%	100%
Nationale-Nederlanden Schadeverzekering Maatschappij N.V.	The Netherlands	68%	100%
Parcom Capital B.V.	The Netherlands	68%	100%
Nationale-Nederlanden Services N.V.	The Netherlands	68%	100%
Movir N.V.	The Netherlands	68%	100%
ING Re (Netherlands) N.V.	The Netherlands	68%	100%
Nationale-Nederlanden Bank N.V.	The Netherlands	68%	100%
ING Investment Management Holdings N.V.	The Netherlands	68%	100%
ING Pojistovna a.s.	The Netherlands	68%	100%
ING Životná poist’ovna a.s	Slovakia	68%	100%
ING Uslugi Finansowe S.A.	Poland	68%	100%
ING Powszechne Towarzystwo Emerytalne S.A.	Poland	54%	80%
ING Asigurari de Viata S.A.	Romania	68%	100%
ING Greek Life Insurance Company S.A.	Greece	68%	100%
ING Biztosító Zártkörûen Mûködõ Részvénytársaság	Hungary	68%	100%
ING Pensionno-Osigoritelno Druzestvo EAD	Bulgaria	68%	100%
ING Life Belgium N.V.	Belgium	68%	100%
ING Non Life Belgium N. V.	Belgium	68%	100%
ING Life Luxembourg S.A.	Luxembourg	68%	100%
Nationale-Nederlanden Vida, Compañia de Seguros y Reaseguros S.A.	Spain	68%	100%
Nationale-Nederlanden Generales, Compañia de Seguros y Reaseguros S.A.	Spain	68%	100%
ING Emeklilik A.S.	Turkey	68%	100%
ING Life Insurance Company Limited	Japan	68%	100%

Voya Financial Inc. (2)	United States of America		56%
ING International Nominee Holdings, Inc.	United States of America		56%
ING Life Insurance and Annuity Company	United States of America		56%
ING North America Insurance Corporation	United States of America		56%
Lion Connecticut Holdings Inc.	United States of America		56%
ReliaStar Life Insurance Company	United States of America		56%
ReliaStar Life Insurance Company of New York	United States of America		56%
Security Life of Denver Insurance Company	United States of America		56%
ING USA Annuity and Life Insurance Company	United States of America		56%
ING Investment Management Co	United States of America		56%
Security Life of Denver International Limited	United States of America		56%

(1)	NN Group is classified as held for sale and discontinued operations in 2014.
(2)	Voya was deconsolidated in 2014 following loss of control.